THIS AGREEMENT is made this 31st day of March, 2011

本合同签于：2011 年3月31日

BETWEEN:-

合同一方：

SINO AGRO FOOD INC. (Corporation No. C3048-1974), a company incorporated in Nevada, USA, and having its address at 360 Main Street, PO Box 393 Washington VA 22747, USA, and its principal office at Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, the People’s Republic of China 51061 (hereinafter referred to as “the Vendor”) of the one part;

卖方为美国一力农业集团公司（在美国内华达州注册成立的公司，公司编号C3048- 1974）, 地址为美国华盛顿市，大街360号，邮编 VA22747，邮政信箱393及总公司地址为中华人民共和国，广州市天河区林河西路9号，耀中广场3711室，邮编51061 （以下称为“卖方”）；

AND

合同另一方：

SUN XIMIN (Chinese ID No. 13262719611023431X) (hereinafter called “the Purchaser”), of Unit 301, 1st Floor, No. 6, District 4, TianjiayuanXiaoqu, Doudianzhen, Fangshan District, Beijing, of the other part.

买方为孙玺珉 （中国居民身份证号码：13262719611023431X），地址为北京市房山区窦店镇田家园小区，4区6号楼1单元301号（以下称为“买方”）。

WHEREAS:-

鉴于：

1.	The Vendor is the legal and/or beneficial owner of 100% shares (hereinafter referred to as “the Sale Shares”) of the company known as HANG YU TAI INVESTIMENTO LIMITADA (Macau Company No. 25487 SO), a company incorporated in Macau SAR, People’s Republic of China with limited liability and having its principal place of business at Macao East-North Big Road, Hai Ming Ju, Building 3, 5th floor L Room (hereinafter referred to as “the said Company”).

卖方为澳门恒裕态投资有限公司 (公司编号25487 SO)(一间在中华人民共和国澳门特别行政区成立的有限责任公司，经营地址为：澳门东北大马路海名居3座5楼L室) （以下称为“该公司”）之100%股权的拥有人（以下简称“该股份”）。

2.	The said Company is the beneficial owner of 78% shares (hereinafter referred to as “the said Trust Shares”) of the company known as ZHONGXINGNONGMU CO. LTD. (Business Registration No. 1308001000413), a company incorporated in Beijing, China with limited liability (hereinafter called “ZhongXing”), with a registered capital of RMB 60 million, and having its registered address at No. 78, Xiqulu, Dagezhen, Fengning Manzuzizhixian, Chengdeshi, Hebeisheng, and Mr. SUN Ximin as its legal representative.

该公司为中兴农牧股份有限公司（营业执照登记号: 1308001000413）（以下简称“中兴公司”）78% 股权的实益拥有人（以下简称“该中兴信托股份”）。中兴公司位于河北省承德市，注册资本：RMB60,000,000.00，注册地址：河北省承德市丰宁满族治县大阁镇西区路78号，法人代表：孙玺珉先生。

3.	ZhongXing is engaged in modern dairy cows and cattle farming in the Fengning County, in the Province of Hebei of the PRC and is the registered owner of the Land Use Rights over the lands where a dairy cattle farm, milking factory and offices of ZhongXing are erected thereon, the full particulars of which are set out in a valuation report dated May 17, 2006 prepared by the Fengning Autonomy County Branch of the China Agriculture Development Bank, and attached hereto and marked as Appendix A.

中兴公司主要业务是奶牛饲养及牛奶产品生产，并拥有已经建设有其牧场、厂房及办公场所地块的土地使用权，其具体资料可参考中国农业发展银行丰宁满族自治县支行于2006年5月17日出具的估价报告（详见附件A）。

4.	The financial position of ZhongXing is as indicated in the Management Accounts of ZhongXing as at the December 31, 2010 as annexed hereto and marked as Appendix B (hereinafter referred to as “the ZhongXing’s Management Accounts”).

中兴公司的财务状况显示于中兴公司拟定至2010年12月31日的管理账户中（以下简称“中兴管理账户”）（详见附件B）。

5.	The Purchaser is the legal representative of ZhongXing and the trustee of the said Trust Shares under a Declaration of Trust dated November 12, 2007, and is in charge of ZhongXing’s operation.

买方是中兴公司的法人代表，也是订立于2007年11月12日的信托声明契约的该中兴信托股份的信托人，并且负责经营中兴公司的作业。

6.	The Vendor and/or the companies within its group of companies (hereinafter referred to as “the Vendor’s Group of Companies”) are in the process of acquiring the Land Use Rights with a tenure of minimum 30 years (hereinafter referred to as “the said Land Use Rights”) to no less than 1850 Mu of lands (hereinafter called “the said Lands”) with a collective land use right value of RMB268,250,000.00 (equivalent to US$40,644,000.00) (hereinafter called “the Land Price”) calculated at the rate of RMB145,000.00 per Mu, the particulars of which are as follows :-

卖方及其旗下的公司（以下简称“卖方的旗下公司”）正承包不少于1850亩（以下简称“该地块“），至少具备三十年期限土地使用权（以下简称“该土地使用权”）的地块，总值RMB268,250,000.00（相当于40,644,000.00美元）（以下简称“该土地价格”），以每亩RMB145,000.00计算，详情如下：

Block 1 :	No less than 600 Mu situated at Guangdong Province, Enping City, NanDu Village	RMB	87,000,000
第1地段：	不少于600亩位于广东省，恩平市，南都村

Block 2 :	No less than 350 Mu situated at Hunan Province, Linli City, FengHuoXiang, OuChi Village	RMB	50,750,000
第2地段：	不少于350亩位于湖南省，临澧市，烽火乡，藕池村

Block 3 :	No less than 500 Mu situated at Hunan Province, Linli City, FengHuoXiang, OuChi Village	RMB	72,500,000
第3地段：	不少于500亩位于湖南省，临澧市，烽火乡，藕池村

Block 4 :	No less than 400 Mu situated at Guangdong Province, Enping City, XiaoBan Village	RMB	58,000,000
第4地段：	不少于400亩位于 广东省，恩平市，小湴村
		RMB	268,250,000

7.	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares free from all encumbrances upon the terms and conditions hereinafter appearing.

买卖双方就该股份的买卖，依据下述条款达成协议。

NOW IT IS HEREBY AGREED as follows:-

据此，双方就以下条款达成一致协议：

1.	Definitions and Interpretations

定义和释义

In this Agreement, unless the context otherwise requires, the following words or expression shall have the following meaning:-

在此合同中，除非另有规定，下面的词汇和表述定义如下:

(a)	“Purchaser” includes his heir, personal representative and nominee ;

“买方”包括其继承人、私人代表或授权人

(b)	“Vendor” includes its successor in title and authorized assign;

“卖方”包括其继承人或转让人

(c)	“US$” means the currency of United State of America ;

“US$”代表美国的货币

(d)	“RMB” means the currency of the People’s Republic of China ;

 “人民币” 代表中华人民共和国的货币

(e)	All undertakings, agreements, terms, warranties and representations expressed to be made by two or more parties hereto shall be deemed to be made by them and be binding on them jointly and severally ;

 由双方或多方当事人制定的承诺、合同、条款、保证和陈述，对各自的当事人都有约束力；

(f)	Reference to natural persons shall be deemed to include body corporate and the plural number shall include the singular number and vice versa ;

 在谈及自然人时应视为包括企业法人，在谈及复数时应视为包括单数，反之亦然；

(g)	Words importing the masculine gender shall be deemed to include the feminine and neuter gender ;

 文中的词句中有男性代词，应视为包括女性和中性；

(h)	The headings are inserted for convenience of reference only and shall not affect the interpretation of this Agreement hereof ;

 标题是为了方便查阅，不影响对本合同的解释；

(i)	Where an act required to be done within a specified number of days after or from a specified date, the period is inclusive of and begins to run from the date so specified ;

 当某事件需要在规定的时间内完成，即从某日或某日后执行，规定的时间应包括这个特定的日期；

(j)	A period of a month from the happening of an event or the doing of an act or thing shall be deemed to be inclusive of the day on which the event happens or the act or thing is or was required to be done ;

某些事件或行为要求在一个月内完成，并要求从该事件的发生日计算，那么所用的时间应包括事件的发生日；

(k)	The Appendices hereto shall be taken read and construed as an essential part of this Agreement ;

附件应被视为本合同的重要部分。

2.	Agreement For Sale and Purchase

买卖协议

In consideration of a sum of RMB5,011,000.00 (equivalent to US$759,242.50) only (hereinafter called “the Deposit") now paid by the Purchaser upon execution of this Agreement to the Vendor by way of deposit and part payment towards the purchase price for the Sale Shares (the receipt of which the Vendor hereby duly acknowledges), the Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase the Sale Shares free from all encumbrances at a total purchase price of RMB292,500,000.00 (equivalent to US$45,000,000.00) only (hereinafter called "the Purchase Price"), which is equivalent to 78% of the net assets of ZhongXing as reflected in the ZhongXing’s Management Accounts upon the terms hereinafter provided.

买卖双方同意并确认，在本合同签订之日，买方向卖方支付RMB5,011,000.00 (相等于759,242.50美元)（下文简称“订金”）（卖方于此确认），作为保证金以及部分付款,以RMB292,500,000.00（相等于美元45,000,000.00）的购买价格（以下简称“交易价”），并根据下述条款购买该股份，相当于在中兴公司的管理帐目中所示的78% 中兴公司的净资产。该股份在合同签订之日前没有任何抵押或留置等负累。

3.	Payment of the Balance of the Purchase Price

交易价余额之支付

3.1	The balance of the Purchase Price amounting to RMB287,489,000.00 (equivalent to US$44,240,757.50) only (hereinafter called "the Balance Purchase Price”) shall be paid by the Purchaser in the manner set forth hereunder:-

交易价余额总计为RMB287,489,000.00 (相等于44,240,757.50美元)（下文简称“交易价余额”），买方应按照以下条款支付：

(a)	A sum of RMB25,055,000.00 (equivalent to US$3,796,212.50) (hereinafter called “the Further Payment”) in cash shall be paid by the Purchaser to the Vendor by way of 5 equal instalments of RMB5,011,000.00 (equivalent to US$759,242.50) each, on or before the following dates :-

(1)	April 30, 2011 ;
(2)	June 30, 2011 ;

(3)	August 31, 2011 ;
(4)	October 31, 2011; and
(5)	December 31, 2011.

买方需以5期每期RMB5,011,000.00 (折合759,242.50美元)等额分期付款方式，于下列日期或之前支付卖方总和现金款项RMB25,055,000.00（折合3,796,212.50美元）（以下简称“次付款“）：

（1）2011年4月30号;

（2）2011年6月30号;

（3）2011年8月31日;

（4）2011年10月31日; 及

（5）2011年12月31日。

(b)	The remainder of the Balance Purchase Price in the amount of RMB262,434,000.00 (equivalent to US$40,374,461.50) (hereinafter referred to as “the Final Payment”) shall be settled by the Purchaser by way of cash contribution towards part payment of the Land Price.

买方需以现金总计RMB262,434,000.00（折合40,374,461.50美元），支付该土地价格的部分付款，以付清剩余的交易价余额（以下简称“尾款”）。

3.2	The parties hereto hereby acknowledge that despite the fact the respective relevant land authorities of the said Lands (hereinafter collectively referred to as “the said Land Authorities”) have verbally agreed to contribute a combined amount of RMB36,974,996.00 towards the payment of the Land Price, either by way of a grant, discount or otherwise (hereinafter called “the said Rebate”), it shall not be deemed a discharge of the Purchaser’s obligation herein towards payment of the Purchase Price or any part thereof.

协议双方在此确认，尽管该地块的有关土地管理部门已口头上同意（以下统称为“该土地主管部门“），将以赞助、折扣或其他方式（以下简称“该回扣”）协助卖方支付总计RMB36,974,996.00的该土地价格的部分付款，买方仍需履行在本合同其付款的义务。

3.3	The Purchaser hereby further acknowledges and covenants that the Purchaser shall procure:-

(a)	the said Rebate of the said Land Authorities ; and

(b)	the approval by the said Land Authorities of the transfer of the said Land Use Rights of the said Lands to the Vendor and/or the Vendor’s Group of Companies.

买方在此进一步确认和承诺，买方须促使：

（一）该土地主管部门发出该回扣; 及

（二）该土地主管部门批准该土地使用权转让予卖方和/或卖方的旗下公司。

4.	Completion

合同的完成

4.1	The Completion of this Agreement shall take place upon approval of the granting of the said Land Use Rights of the said Lands by the said Land Authorities to the Vendor or the Vendor’s Group of Companies being obtained (hereinafter referred to as “the Completion Date”), whereupon the Purchaser shall be entitled to all rights thereafter attaching to the Sale Shares or accruing thereon including without limitation, all bonuses, rights, dividends and other distributions declared, paid or made thereof thereafter free from all liens, assignments, pledges, charges and other encumbrances whatsoever Provided that the Purchaser shall have paid the Purchase Price in full in accordance with the terms as prescribed herein.

本协议将于该土地主管部门批准该地块的该土地使用权转让予卖方和/或卖方的旗下公司后即完成（简称“合同完成日”），若买方已根据本合同条款付清交易价全额，买方则可在合同完成日始拥有该股份的所有权利，包括中兴公司股票即日起的红利、股息和其它分配。

4.2	Notwithstanding anything to the contrary herein, the Vendor shall have the right to claim against the Purchaser for the Balance Purchase Price or any part thereof remaining unpaid by the Purchaser pursuant to the terms and conditions set forth in Clause 3.1 hereof.

尽管在此合同有任何相反规定，卖方仍然拥有向买方追索条款3.1中买方尚未支付的交易价余额的权力。

5.	Debts and Liabilities

债务和负债

Upon the completion of this Agreement, the Vendor shall not be liable for any indebtedness incurred by ZhongXing as from January 1, 2011, and the Purchaser shall indemnify the Vendor and shall keep the Vendor indemnified against any loss claim or liability resulting therefrom.

在买卖达成后，卖方一概不负责中兴公司从2011年1月1日始的任何债务，而买方须承担卖方因此而起的一定损失。

6.	Confidentiality

机密性

6.1	Confidential Information shall mean :

机密资料指：

(a)	all information of or used by the parties relating to the proposed transaction, including but not limited to the ZhongXing’s Management Accounts, the said Land Use Rights of the said Lands;

所涉及此交易的相关资料，包括但不限于中兴公司管理账户，上述地块和上述土地使用权;

(b)	all other information relating to the proposed transaction treated by the parties as confidential;

所涉及此交易的对于买卖当事人来说都具有绝密性的其它资料。

(c)	all notes, data, reports and other records (whether or not in a tangible form based on, incorporating or derived from information referred to in paragraph (a) or (b); and

所有说明、数据、记录及其它报告，无论是否以有形资料的形式存在，或上文(a) 或(b)所述;

(d)	all copies (whether or not in a tangible form) of the information, notes, reports and records referred to in paragraphs (a), (b) or (c), that is not public knowledge, otherwise than as a result of a breach of a confidentiality obligation of a party.

上述(a)，(b)或(c)中提到的所有不向公众公开的资料、说明、数据、记录及报告的副本，否则，将视为违反了保密义务。

6.2	Any party hereto :

任何一方

(a)	must keep confidential any confidential information of the other party and all Confidential Information so disclosed by the other party (whether before or after the date of this document); and

必须对另一方的机密资料或所提供的机密资料保密(包括该文件签订之前及之后的时间)。

(b)	may disclose any confidential information in respect of which he or it has an obligation of confidentiality under clause 6.2(a) only to his or its officers or employees or advisers who:

按照条款6.2(a) 遵守保密义务，任何一方可向其属下工作人员、雇员或顾问披露相关的保密资料，而其下属：

(i)	have a need to know for the purposes of this document and the transactions contemplated by it; and

有需要了解相关资料及为执行该文件及交易；和

(ii)	undertake to a corresponding obligation of confidentiality under clause 6.2(a) with the prior written approval of the other party .

必须承诺按照条款6.2(a)的要求，提供相应的保密义务。

6.3	Clause 6.2 survives termination of this Agreement and applies:

就算本合同被终止了，条款6.2仍然适用：

(a)	with respect to Confidential Information for a period of 2 years after termination of this document; and

相关的机密资料： 为期本合同终止后的两年内。

(b)	with respect to any other confidential information of the other party, until the information is public knowledge.

另一方提供的资料：无期一直到该资料众所周知。

7.	Vendor’s Indemnity

卖方的赔偿条件及保证

If there shall be any breach by any of the Vendor of any warranty, guarantee, undertaking and agreement herein contained, then the Purchaser shall be entitled to be indemnified by the Vendor in respect of any loss resulting from such breach.

卖方违反合同内任何担保、保证、承诺并造成损失，买方应获得赔偿。

8.	Purchaser Warranties

买方保证

The Purchaser hereby represents warrants and undertakes to the Vendor as at the date of execution of this document and at the Completion Date, that:

自本合同执行之日起至合同完成日，买方向卖方陈述、保证及承诺如下：

(a)	the Purchaser has taken all necessary action to authorise the execution, delivery and performance of this document in accordance with its terms.

买方按照文件的条款，采取各种必要的行动来授权执行，传达和履行。

(b)	the Purchaser has full power to enter into and perform its obligations under this document and can do so without the consent of any other person.

买方不需要经其它人的同意，可全权参加和履行本协议规定的义务。

(c)	the execution, delivery and performance by the Purchaser of this document complies with:

买方执行，传达和履行本合同，需按照：

(i)	each law, regulation, authorisation, ruling, judgment, order or decree of any government agency; and

所有权力机关及政府机构所颁发的法律、法规、制度、章程或法令；

(ii)	any encumbrance which is binding on the Purchaser.

任何涉及买方的抵押等带来的约束；

(iii)	the Purchaser has available to it all funds required to complete the transactions contemplated by this document.

买方需动用其所有可行的资金以实现该文件中的交易。

9.	Default by Purchaser (prior to completion)

买方不履行责任（在完成之前）

9.1	In the event that the Purchaser shall fail to complete the sale and purchase of the Sale Shares in accordance with Clause 3.1 hereof, the Vendor shall be entitled to forfeit all the monies paid by the Purchaser under this agreement.

如买方不能按照条款3.1的规定完成此项交易，卖方有权没收所有已付账款。

9.2	After completion of clause 9.1 above, this Agreement shall be terminated and be null and void, other than the confidentiality obligations under clause 6 hereof, and thereafter neither of the parties hereto shall have any claim against the other.

当条款9.1完成后，除条款6规定的保密义务以外，本合同将被终止，双方互无诉讼。

10.	Force Majeure

不可抗力

Notwithstanding any provision herein to the contrary, no party hereto shall be liable to any other party hereto for loss, injury, delay or damages suffered or incurred by any such other party due to a substantial effect, acts of God, government actions or any other cause which is beyond the reasonable control of the party the performance of whose obligations hereunder are affected by such cause.

因不可预测的环境因素、政府行为或其它原因等不可抗力，导致一方当事人遭受损失、伤害、延迟、或毁坏，另一方不需要承担责任。

11.	Time of Essence

时间的重要性

Time wherever mentioned shall be deemed to be of the essence of this Agreement.

本合同提到的任何时间都至关重要。

12.	Notice

通知

Every notice, request, consent, demand or other communication under this Agreement shall be given or made in writing shall be sufficiently served on the party to whom it is addressed if it is left at or sent by registered post or telegram to the address given above or to the place of business for the time or to such address as one party hereto may from time to time notify in writing to the other party hereto. A notice sent by registered post or facsimile shall be deemed to have served at the time when it ought in due course of post or transmission to have been received.

本合同中的各种通知、要求、命令应以书面形式发出；如果通过挂号信或电报发出，发信方有时要书面通知收信方。挂号信和电传要在适当的时候被邮寄、传输和接收，在规定的日期发出后，此通知则被视为被递送和接收。

13.	Governing Law

法律适用

This Agreement shall be governed by and construed in accordance with the Laws of China.

本合同受中华人民共和国法律制约。

14.	Modifications

更改

All parties hereto agree that the provisions herein contained may if mutually agreed upon be varied, amended, modified or substituted and any such variations, amendment, modification or substitution thereof shall be in writing and signed by all parties hereto. In the event of any inconsistency as to any of the provisions thereof, the one subsequent in time shall prevail.

本合同条款，经各方同意，可以修改、更正、补充或替代，但此类修改、更正、补充或替代应以书面的形式，并经过各方的签字同意。条款内容出现矛盾时，以订立时间最晚的条款为准。

15.	Severability

条款的分割性

If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

合同任何条款，如被法院认定不合法、无效、不准履行，或与任何法律、法规、法令、惯例、规章相抵触，此则条款无效；其它合法条款有效，不受影响，继续履行。

16.	This Agreement the Sole Agreement

本合同的唯一性

This Agreement constitutes the sole and only agreement between the Vendor and the Purchaser respecting the sale and purchase of the said Shares and correctly sets forth the agreement reached between them in respect of the subject matter of this Agreement and supercedes and cancels all previous and other agreements, negotiations, representations, undertakings or undertakings whatsoever whether written or oral in respect thereof.

本协议是买方和卖方关于买卖上述股权的唯一合约，自本合约宣布生效之日起，之前关于此主题的任何书面或口头的合约、协议、声明、承诺全部无效。

17.	Successors Bound

本合同约束双方的继承人

This Agreement shall be binding on the respective successors-in-title, heirs, personal representatives and permitted assigns of the parties hereto.

本合同同样约束及适用于双方各自的指定继承人、法定继承人、代理人以及授权代表。

18.	Non-Waiver

非自动放弃

18.1	No failure or delay on the part of any party hereto in exercising any right herein shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right thereof.

任何失败或延误的任何当事方行使任何权利, 不视为放弃任何条款的执行，也不应单一或部分行使这些权利、权力排除任何其它或进一步行使或行使其它权利。

18.2	In the event that any term, covenant, condition or agreement contained in this Agreement should be breached by either Party hereto, and thereafter waived by the other Party hereto, such waiver which shall be made in writing shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

如有任何一方违反本合同所含的条款、契约、条件或约定, 而另一方书面放弃行使该条款赋予的任何权利，另一方不视为豁免其他条款的执行。

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seal the day and year first above written.

 以昭信实，合同各方签字后，以上面最初所示的年、月、日起合约生效。

Signed by the Vendor
SINO AGRO FOOD INC.
(Corporation No. C3048-1974)
卖方 : 美国一力农业集团公司
（公司编号25487 SO）
in the presence of :
见证人 ：

Signed by the Purchaser
SUN Ximin
(Chinese ID No. 13262719611023431X)
买方：孙玺珉
（中国居民身份证号码：13262719611023431X）
in presence of :
见证人 ：